UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

THE KEYW HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400

Hanover, Maryland 21076

(Address of principal executive offices) (Zip Code)

(443) 733-1600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below regarding the Sutton Employment Agreement is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2017, The KEYW Holding Corporation (the “Company”) announced that Mark A. Willard, Chief Operating Officer, and Kimberly J. DeChello, Chief Administrative Officer, would be stepping down from their positions and transitioning to a part-time on-call (“PTOC”) status effective June 1, 2017. Both Mr. Willard and Ms. DeChello are expected to remain in a PTOC status for a period of three years and will serve as strategic advisors to the Chief Executive Officer.

In connection with Mr. Willard’s departure, The KeyW Corporation (“KeyW”), a wholly-owned subsidiary of the Company, and Mr. Willard have entered into a transition agreement effective May 31, 2017 (the “Willard Agreement”). Pursuant to the Willard Agreement, Mr. Willard will receive: (i) $1,433,500.00 in cash, of which 50% will be paid on or before June 15, 2017, and the remaining 50% will be paid on May 31, 2018; and (ii) 35,000 shares of common stock of the Company, which will vest in equal increments on each of the first, second and third anniversary of the effective date of Mr. Willard’s PTOC commencement date, subject to certain conditions set forth in the Willard Agreement. In addition, subject to certain conditions set forth in the Willard Agreement, (i) options to purchase common stock granted to Mr. Willard on October 16, 2009, February 8, 2012, and August 15, 2012 will remain exercisable for a period of three years from the effective date of the Willard Agreement and (ii) subject to certain conditions set forth in the Willard Agreement, any restricted stock held by Mr. Willard prior to May 31, 2017 will continue to vest in accordance with its terms. The Willard Agreement also includes (i) a customary release of the Company and its affiliates, and (ii) customary non-competition restrictions and employee and customer non-solicitation restrictions, for a period of two (2) years from May 31, 2017, or for such time that Mr. Willard remains on PTOC status, whichever is longer.

In connection with Ms. DeChello’s departure, KeyW and Ms. DeChello have entered into transition agreement effective May 31, 2017 (the “DeChello Agreement”). Pursuant to the DeChello Agreement, Ms. DeChello will receive: (i) $972,000.00 in cash, of which 50% will be paid on or before June 15, 2017, and the remaining 50% will be paid on March 15, 2018; and (ii) 33,333 shares of common stock of the Company, which will vest in equal increments on each of the first, second and third anniversary of the effective date of Ms. DeChello’s PTOC commencement date, subject to certain conditions set forth in the DeChello Agreement. In addition, subject to certain conditions set forth in the DeChello Agreement, (i) options to purchase common stock granted to Ms. DeChello on October 16, 2009 and February 8, 2012 shall remain exercisable for a period of three years from the effective date of the DeChello Agreement and (ii) any restricted stock held by Ms. DeChello prior to May 31, 2017 will continue to vest in accordance with its terms. The DeChello Agreement also includes (i) a customary release of the Company and its affiliates, (ii) customary non-competition restrictions for a period of two (2) years from May 31, 2017, and (iii) customary employee and customer non-solicitation restrictions, for a period of two (2) years from May 31, 2017, or for such time that Ms. DeChello remains on PTOC status, whichever is longer.

The foregoing description of Ms. DeChello and Mr. Willard’s transition agreements is qualified in its entirety by reference to the DeChello Agreement and the Willard Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

The Company also announced on May 10, 2017, the appointment of John Sutton as Chief Operating Officer effective May 15, 2017.

With more than 30 years of corporate management experience, Mr. Sutton, 58 years old, served as Senior Vice President of Business Development for QinetiQ North America (“QinetiQ”) from April 2011 until November 2011, Senior Vice President and General Manager of the Mission Solutions Group of QinetiQ from November 2011 until December 2014, and Senior Vice President and General Manager of the Civilian and Defense Group of Vencore, Inc. from January 2015 until December 2016.

In connection with Mr. Sutton’s appointment, KeyW entered into an employment agreement with Mr. Sutton, dated May 9, 2017 (the “Sutton Employment Agreement”). Under the terms of the Sutton Employment Agreement, Mr. Sutton will receive the following compensation in connection with his service as Chief Operating Officer and Executive Vice President of the Company: (i) annual base salary of $370,000.00; (ii) an annual cash bonus of up to 75% of his annual base salary, subject to the achievement of performance targets and other criteria as set forth in the Company’s Annual Incentive Plan (“AIP”), which may be adjusted by the Board of Directors of the Company from time to time; and (iii) other benefits including, but not limited to, personal time off, health insurance and officers and directors liability insurance coverage.

Additionally, the Sutton Employment Agreement provides for grants to Mr. Sutton of inducement equity awards outside of the Company’s Amended and Restated 2013 Stock Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4). Such inducement grants are issuable upon the commencement of Mr. Sutton’s employment, and consist of up to an aggregate of 200,000 shares of the Company’s common stock as a long-term incentive inducement that will be granted during the five year period following commencement of Mr. Sutton’s employment, in the amounts set forth below, provided the Company’s stock price exceeds the applicable target share prices set forth below for at least 30 consecutive trading days:

Target Price Per Share	Long-Term Incentive Shares

$13.00	25,000

$16.00	25,000

$20.00	50,000

$25.00	50,000

$30.00	50,000

The granting and vesting of the inducement shares will be contingent upon Mr. Sutton’s continued employment with the Company, subject to acceleration upon certain events.

If Mr. Sutton’s employment is terminated without cause, for disability or if he terminates his employment for good reason (each as defined in the Sutton Employment Agreement), Mr. Sutton will be entitled to (i) severance equal to one times his then current base salary plus the product of 75% of his then current base salary multiplied by a fraction, the numerator of which is the number of days that have elapsed between the first day of such calendar year and the termination date and the denominator of which is 365, such payments payable in equal installments over the period of one year provided that Mr. Sutton signs and does not revoke a general release of the Company and its affiliates; (ii) certain unpaid and/or pro-rated bonuses and incentive plan payments; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or 12 months following the termination date.

The Sutton Employment Agreement also provides that if within one year following a change of control (as defined in the Sutton Employment Agreement), Mr. Sutton’s employment is terminated without cause or if he terminates his employment for good reason, then Mr. Sutton will be entitled to receive (i) his then current base salary for a period of 12 months, payable in equal installments and in accordance with the Company’s normal payroll practices; (ii) an amount equal to the maximum AIP bonus available to Mr. Sutton for the year in which the termination occurs; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or 12 months following the termination date. In the event of a change of control, any stock options Mr. Sutton holds will remain exercisable for one year following termination (unless such options have been terminated or been cashed out in connection with the change of control) and any outstanding equity awards shall vest on the earlier of the one year anniversary of the date of the change of control or the date of termination of Mr. Sutton’s employment without cause within one year of the date of the change of control. The Sutton Employment Agreement also contains customary non-competition restrictions and employee and customer non-solicitation restrictions that extend for a one year period following termination of Mr. Sutton’s employment, as well as customary confidentiality restrictions.

The foregoing description of the Sutton Employment Agreement is qualified in its entirety by reference to the Sutton Employment Agreement filed as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

There are no family relationships between Mr. Sutton and any director or executive officer of the Company and there are no transactions between Mr. Sutton and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of The KeyW Holding Corporation (“KeyW” or the “Company”) was held on May 10, 2017. Of the 49,496,577 shares of common stock eligible to vote at the Annual Meeting, 42,346,477 shares were represented in person or by proxy, representing approximately 85.55% of the outstanding shares. At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1.	Election of Directors.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Deborah Bonanni	36,196,440	296,232	8,927	5,844,878
William Campbell	36,189,279	302,792	9,528	5,844,878
Shephard Hill	36,150,705	302,954	47,940	5,844,878
Chris Inglis	36,192,181	300,528	8,890	5,844,878
Kenneth Minihan	36,186,763	305,912	8,924	5,844,878
Arthur Money	36,183,395	308,792	9,412	5,844,878
Caroline Pisano	36,193,746	298,676	9,177	5,844,878
Mark Sopp	36,152,635	301,024	47,940	5,844,878
William Weber	36,196,228	300,396	4,975	5,844,878

2.	Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2017.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
42,262,566	74,954	8,957	0

3.	Approval, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
32,838,865	3,622,880	39,854	5,844,878

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Transition Agreement, dated May 9, 2017, between The KeyW Corporation and Kim DeChello.
10.2	Transition Agreement, dated May 9, 2017, between The KeyW Corporation and Mark Willard.
10.3	Employment Agreement, dated May 9, 2017, between The KeyW Corporation and John Sutton.
99.1	Press Release, dated May 10, 2017, announcing the departure of Mark Willard, Chief Operating Officer, and Kim DeChello, Chief Administrative Officer; and the appointment of John Sutton as Chief Operating Officer and Marion Ruzecki as Chief People Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip Luci, Jr.
DATE: May 15, 2017	Name: Philip Luci, Jr.
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition Agreement, dated May 9, 2017, between The KeyW Corporation and Kim DeChello.
10.2	Transition Agreement, dated May 9, 2017, between The KeyW Corporation and Mark Willard.
10.3	Employment Agreement, dated May 9, 2017, between The KeyW Corporation and John Sutton.
99.1	Press Release, dated May 10, 2017, announcing the departure of Mark Willard, Chief Operating Officer, and Kim DeChello, Chief Administrative Officer; and the appointment of John Sutton as Chief Operating Officer and Marion Ruzecki as Chief People Officer.